REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM




Shareholders and Board of Trustees
The FBR Funds
1001 Nineteenth Street North, 20th Floor
Arlington, VA 22209


In planning and performing our audits of the financial statements of the FBR Large Cap
Financial Fund,
FBR Small Cap Financial Fund, FBR Small Cap
Fund, FBR Large Cap Technology Fund, FBR Small
Cap Technology Fund, FBR Gas Utility Index
Fund, FBR Pegasus Fund, and FBR Fund for
Government
Investors, FBR Pegasus Mid Cap Fund, and
Pegasus Small Cap Fund (the ?funds?), in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds?
internal control over financial reporting.
Accordingly, we
express no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control
over financial reporting.   In fulfilling this
responsibility, estimates and judgments by
management are
required to assess the expected benefits and
related costs of controls.   A company?s
internal control over
financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of
financial reporting and the preparation of
financial statements for external purposes in
accordance with
accounting principles generally accepted in the
United States of America.   Such internal
control includes
policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal
control over financial reporting may not
prevent or detect
misstatements.   Also, projections of any
evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency exists when the design or
operation of a control does not allow
management or employees,
in the normal course of performing their
assigned functions, to prevent or detect
misstatements on a
timely basis.   A significant deficiency is a
deficiency, or combination of deficiencies, in
internal control
over financial reporting that is less severe
than a material weakness, yet important enough
to merit
attention by those responsible for oversight of
the company?s financial reporting.   A material
weakness is
a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company?s annual or interim financial statements will not be prevented or detected on a timely basis.











Our consideration of the Funds? internal
control over financial reporting was for the
limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in
internal control that
might be significant deficiencies or material
weaknesses under standards established by the
Public
Company Accounting Oversight Board (United
States).   However, we noted no deficiencies in
the
Funds? internal control over financial
reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2007.

This report is intended solely for the
information and use of management, Shareholders and Board of
Trustees of the funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 21, 2007
































Shareholders and Board of Trustees
Fund Name
Page Two